UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 24, 2007

Ahern Rentals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-128688	88-0381960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4241 South Arville Street

Las Vegas, Nevada 89103

(Address of principal executive offices)

(702) 362-0623

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 24, 2007, Ahern Rentals, Inc. (the “Company”) entered into Amendment No. 3 to Amended and Restated Loan and Security Agreement, between the Company and Bank of America, N.A., as Administrative Agent and Lender, and Wachovia Bank, National Association, as Collateral Agent and Lender. Amendment No. 3 contains the following material terms:

•                  Maximum borrowings under the loan agreement are increased to $300 million.

•                  Reduced, in certain circumstances, the obligations required to be covered by the Fixed Charge Coverage Ratio test.

Amendment No. 3 also includes a consent by the lenders to the payment by the Company of a dividend to its shareholders of not more than $3,500,000 on or before November 15, 2007.

The above is a brief summary of the Amendment No. 3 and does not purport to be complete. Reference is made to Amendment No. 3 for a full  description of its terms, a copy of which is attached  hereto as Exhibit 4.1 and  incorporated herein by reference.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
4.1	Amendment No. 3, dated as of October 24, 2007, to Amended and Restated Loan and Security Agreement, dated as of August 18, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ahern Rentals, Inc.

Date: October 29, 2007	By:	/s/ Howard L. Brown
	Name:	Howard L. Brown
	Title:	Chief Financial Officer